UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________________
FORM 8‑K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
_________________________________

Date of Report (Date of earliest event reported): January 11, 2018

NEUROMETRIX, INC.
(Exact name of registrant as specified in charter)

Delaware	001-33351	04-3308180
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1000 Winter Street, Waltham, Massachusetts 02451
(Address of principal executive offices) (Zip Code)
(781) 890-9989
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

GSK Consumer Healthcare Asset Purchase Agreement

On January 11, 2018, NeuroMetrix, Inc. (the “Company” or “NeuroMetrix”) entered into an Asset Purchase Agreement (the “Asset Purchase Agreement”) with Novartis Consumer Health S.A., a société anonyme organized under the laws of Switzerland [and a subsidiary of GlaxoSmithKline] (“GSK Consumer Healthcare”), pursuant to which the Company agreed to sell to GSK Consumer Healthcare the Company’s Quell technology for markets outside of the United States, including certain patents and related assets, and agreed to enter into a Development and Services Agreement with GSK Consumer Healthcare, as described below (the “Collaboration”). NeuroMetrix retains exclusive ownership of Quell technology in the U.S. market. The purchase price for the assets being sold pursuant to the Asset Purchase Agreement is equal to $5 million. This purchase price was agreed to following arms’-length negotiations between the parties.

GSK Consumer Healthcare Development and Services Agreement

The Company and GSK Consumer Healthcare also entered into a Development and Services Agreement on January 11, 2018 (the “Development Agreement”), pursuant to which the Company agreed to provide services related to the development, regulatory approval and commercialization of the Quell technology for markets outside of the U.S. Pursuant to the Development Agreement, GSK Consumer Healthcare has agreed to make contingent payments of up to $21.5 million to the Company upon the occurrence of certain development and commercialization milestones, plus amounts for co-funded Quell development. GSK Consumer Healthcare and NeuroMetrix will co-fund development of Quell technology during an initial period of 2018 through 2020, with subsequent annual renewals by mutual agreement.

The Company also agreed not to compete with GSK Consumer Healthcare with respect to the development and commercialization of the Quell technology outside of the U.S. until the tenth anniversary of the date of termination or expiration without renewal of the Development Agreement.

Quell Intellectual Property Corp., LLC Limited Liability Company Agreement

In connection with the Asset Purchase Agreement, the Company entered into a Contribution Agreement on January 11, 2018 (the “Contribution Agreement”) with Quell Intellectual Property Corp., LLC (“Quell IP Corp.”), a newly formed Delaware limited liability company that was formed as a special purpose entity by and between the Company and GSK Consumer Healthcare. Pursuant to the Contribution Agreement, the Company contributed certain intellectual property rights related to the Quell technology for markets outside of the U.S. (the “Contributed Assets”). Upon the closing of the transactions contemplated by the Asset Purchase Agreement, the Company and GSK Consumer Healthcare will each own a 50% interest in Quell IP Corp.

The Company and GSK Consumer Healthcare entered into an Amended and Restated Limited Liability Company Agreement, dated January 11, 2018 (the “LLC Agreement”), to govern Quell IP Corp. Under the terms of the LLC Agreement, Quell IP Corp. will license to GSK Consumer Healthcare and to the Company certain of the Contributed Assets, pursuant to license agreements by and between Quell IP Corp. and each of the Company and GSK Consumer Healthcare.

Copies of each of the Asset Purchase Agreement, the Development Agreement, the Contribution Agreement and the LLC Agreement will be filed as exhibits to the Company’s Annual Report on Form 10-K for the fiscal year ending December 31, 2017.

Item 2.01	Completion of Acquisition or Disposition of Assets.

The applicable information contained in Item 1.01 of this Form 8-K is incorporated by reference in response to this Item 2.01.

Item 8.01	Other Events.

On January 17, 2018, the Company issued a press release announcing the collaboration. The Company’s press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
99.1	Press Release of NeuroMetrix, Inc. dated January 17, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEUROMETRIX, INC.

Date: January 17, 2018	/S/ THOMAS T. HIGGINS
Thomas T. Higgins
Senior Vice President, Chief Financial Officer
and Treasurer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release of NeuroMetrix, Inc. dated January 17, 2018.